                                                                   Exhibit 10.14


                       AMISYS MANAGED CARE SYSTEMS, INC.
                           1994 EQUITY INCENTIVE PLAN

                                    FORM OF
                        INCENTIVE STOCK OPTION AGREEMENT



- ----------------------                                         ---------------
   Number of Shares                                              Grant Date


         Pursuant to the AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan (the "Plan"), AMISYS Managed Care Systems, Inc. (the "Company") hereby grants to __________________ (the "Optionee") an option to purchase prior to ____________ ___, ______ (the "Expiration Date") all or any part of _______
    shares (the "Option Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock"), at a price of $19.375 per share and subject to the terms and conditions set forth hereinafter and in the Plan. This Option shall be construed in a manner not to qualify it as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be governed by the laws of the State of Delaware, except to the extent such law is preempted by federal law. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

         1.   Vesting Schedule.  Subject to the provisions of Sections 5 hereof
              ----------------
    or the determination of the Company to accelerate the vesting schedule hereunder, this Option shall become vested and exercisable with respect to the following number of Option Shares at the following dates:

                                        Number of Option
              Date                     Shares Exercisable
              ----                     ------------------

          April 15, 1997                  _____ Shares
          April 15, 1998                  _____ Shares
          April 15, 1999                  _____ Shares
          April 15, 2000                  _____ Shares
          April 15, 2001                  _____ Shares

    In any event this Option shall become fully vested and exercisable with respect to all of the Option Shares five years after the date hereof. Subject to the provisions of Sections 5 hereof, when this Option is vested with respect to any of the Option Shares, this Option shall continue to be exercisable with respect to such Option Shares ("Vested Option Shares") at any time or times prior to the Expiration Date.

         2.   Manner of Exercise.  The Optionee may exercise this Option only in
              ------------------
    the following manner: From time to time prior to the Expiration Date, the Optionee may give written notice to the Company of his election to purchase some or all of the Vested Option Shares purchasable at the time of such notice, which notice shall specify the number of Option Shares to be purchased.

         Payment of the purchase price for the Option Shares to be purchased may be made in one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Company; (b) at the discretion of the Board of Directors (or a committee thereof), in shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six (6) months, such shares to be valued as determined by the Board of Directors of the Company; (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a certified or bank check payable and acceptable to the Company to pay the purchase price, provided that in the event the Optionee chooses to pay the purchase price as provided in this subsection (c), the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
    (d) with the consent of the Company, a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

              No certificates for the Option Shares so purchased will be issued to Optionee until the Company has received the full purchase price for such Option Shares and completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation receipt of a representation from the Optionee upon each exercise of this Option that he is purchasing the Option Shares for his own account and not with a view to any resale or distribution thereof, the legending of any certificate representing said shares, and the imposition of a stop transfer order with respect thereto, to prevent a resale or distribution in violation of federal or state securities laws. If requested upon the exercise of the Option, certificates for Option Shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of his estate, and the foregoing representations shall be modified accordingly. Optionee shall not have the rights of a stockholder with respect to any Option Shares prior to his acquisition of such Option Shares upon the exercise of this Option.

         3.   Non-transferability of Option.  Except as otherwise permitted by
              -----------------------------
    the Board of Directors (or a committee thereof) this Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and this Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         4.   (a)  Compliance with Securities Laws.  The Optionee acknowledges
                   -------------------------------
              that the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state and may not be Transferred except
              (a) pursuant to a registration statement with respect to such Option Shares which is effective under the Securities Act and any applicable state securities law, or (b) pursuant to an available exemption from registration under the Securities Act. The foregoing shall be in addition to the other transfer restrictions provided for in this Agreement. Each certificate evidencing any of the Option Shares shall bear such restrictive legends as the Company shall deem appropriate.

              (b)  "Market Stand Off" Agreement.  The Optionee, if requested
                   ----------------------------
              by the Company or any managing underwriter of the Company's securities, shall agree not to Transfer any Option Shares held by the Optionee during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act (except for any Option Shares sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter.

              (c)  Transfers in Violation of Agreement.  It is specifically
                   -----------------------------------
              understood and agreed that the Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with.

         5.   Termination of Employment.  If the Optionee's employment by the
              -------------------------
    Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

              (a)  Termination Due to Death.  If the Optionee's employment
                   ------------------------
              terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable at the date of death, by the Optionee's legal representative or legatee for a period of six
              (6) months from the date of death or until the Expiration Date, if earlier.

              (b)  Termination Due to Disability.  If the Optionee's employment
                   -----------------------------
              terminates by reason of Disability (as defined in the Plan), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of six (6) months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the six (6) month period provided in this Section 5(b) shall extend such period for six (6) months from the date of death or until the Expiration Date, if earlier.

              (c)  Other Termination.  If the Optionee's employment terminates
                   -----------------
              for any reason other than death, Disability or Cause, and unless otherwise determined by the Company, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

    For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a "termination of employment."

         6.   Option Shares.  The Option Shares are shares of the Common Stock
              -------------
    of the Company as constituted on the date of this Option, subject to adjustment as provided in the Plan.

         7.   Term.  Upon the occurrence of certain transactions specified in
              ----
    Section 13 of the Plan, this Agreement (other than the provisions of Sections 4 hereof) shall terminate as therein provided. The termination of this Agreement or any portion hereof shall not affect any agreement executed by the Optionee pursuant to Section 4(b).

         8.   No Special Employment Rights.  This Option will not confer upon
              ----------------------------
    the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

         9.   Rights as a Shareholder.  The Optionee shall have no rights as a
              -----------------------
    shareholder with respect to any Option Shares unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         10.  (a)  Qualification under Section 422.  It is understood and
                   -------------------------------
              intended that the Option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Option Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Optionee intends to dispose or does dispose

              (whether by sale, gift, transfer or otherwise) of any such Option Shares within these periods, he or she will notify the Company within thirty (30) days after such disposition. In addition, no more than $100,000 of the aggregate fair market value of Stock Options granted under the Plan may become exercisable for the first time by the Optionee during any calendar year and be treated as incentive stock options under Section 422 of the Code.

              (b)  Tax Withholding.  No later than the date as of which part or
                   ---------------
              all of the value of this Option or any Option Shares first becomes includable in the Optionee's gross income for Federal income tax purposes, the Optionee shall pay to the Company or make arrangements satisfactory to the Company in accordance with
              Section 9 of the Plan regarding payment of any federal, state or local taxes of any kind, if any, required to be withheld with respect to such income. The Company shall have, to the extent permitted by law, the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

              (c) The Plan.  In the event of any discrepancy or inconsistency
                  --------
              between this Agreement and the Plan, the terms and conditions of the Plan shall control.

         11.  Miscellaneous.  Notices hereunder shall be mailed or delivered to
              -------------
    the Company, 30 W. Gude Drive, 5th Floor, Rockville, MD 20850 and shall be mailed or delivered to Optionee at his address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Option shall be governed by the laws of the State of Delaware.

                                      AMISYS MANAGED CARE SYSTEMS, INC.


                                      By:
                                         ---------------------------------------

         Receipt is acknowledged of the foregoing Option and its terms and conditions are hereby agreed to:


                                      Optionee
                                              ----------------------------------

                                      Address:
                                              ----------------------------------


                                       Dated: